Exhibit 99.1
NEWS RELEASE
For further information contact
Richard Preckel, 636-733-1600
ACQUISITION OF MAVERICK TUBE CORPORATION COMPLETED
ST. LOUIS, October 5, 2006 – Maverick Tube Corporation (NYSE:MVK) announced today that it has completed its merger with a subsidiary of Tenaris S.A., the leading global manufacturer and supplier of tubular products and services. As announced earlier this week, the merger was approved by Maverick’s stockholders on October 2, 2006.
Maverick Tube Corporation is a St. Louis, Missouri based manufacturer of tubular products in the energy industry for exploration, production, and transmission, as well as industrial tubing products (steel electrical conduit, standard pipe, pipe piling, and mechanical tubing) used in various applications.
Forward-Looking Statements
This news release contains forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of Maverick. Furthermore, statements in this filing other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.
All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Factors that may affect the business or financial results of Maverick include those described under “Risk Factors” and elsewhere in Maverick’s Form 10-K for its year ended December 31, 2005, as amended. Maverick assumes no obligation to update any forecast or forward-looking statements included in this document, except as required by law.